EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission of our report dated June 7, 2017, relating to the financial statements of Starkot Corp. as of March 31, 2017 and the period from July 29, 2017 (inception) to March 31, 2017. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

June 15, 2017